JOINT FILING AGREEMENT

The undersigned hereby agree that the Statement on Schedule 13D, dated April 16, 2007 (the “Schedule 13D”), with respect to the Common Stock, par value $.01 per share, of Westwood One, Inc. is, and any amendments executed by us shall be, filed on behalf of each of us pursuant to and in accordance with the provisions of Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, and that this Agreement shall be included as an exhibit to the Schedule 13D and each such amendment. Each of the undersigned agrees to be responsible for the timely filing of the Schedule 13D and any amendments thereto, and for the completeness and accuracy of the information concerning itself contained therein. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the 16th day of April 2007.

CBS RADIO NETWORK INC.

By: /s/ WALTER BERGER
Name: Walter Berger
Title: Executive Vice President and Chief Financial Officer

CBS RADIO MEDIA CORPORATION

By: /s/ WALTER BERGER
Name: Walter Berger
Title: Executive Vice President and Chief Financial Officer

CBS RADIO INC.

By: /s/ WALTER BERGER
Name: Walter Berger
Title: Executive Vice President and Chief Financial Officer

CBS BROADCASTING INC.

By: /s/ ANGELINE C. STRAKA
Name: Angeline C. Straka
Title: Senior Vice President and Secretary

WESTINGHOUSE CBS HOLDING COMPANY, INC.

By: /s/ ANGELINE C. STRAKA
Name: Angeline C. Straka
Title: Senior Vice President and Secretary

CBS CORPORATION

By: /s/ ANGELINE C. STRAKA
Name: Angeline C. Straka
Title: Senior Vice President, Deputy General Counsel and Secretary

NAIRI, INC.

By: /s/ SUMNER M. REDSTONE
Name: Sumner M. Redstone
Title: Chairman and President

NATIONAL AMUSEMENTS, INC.

By: /s/ SUMNER M. REDSTONE
Name: Sumner M. Redstone
Title: Chairman and Chief Executive Officer

/s/ SUMNER M. REDSTONE
Name: Sumner M. Redstone
Individually